STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 20, 1997 by and between Steven A. Lambrecht ("Lambrecht") and James B. Stanley ("Stanley").

         WHEREAS, Stanley desires to purchase from Lambrecht, and Lambrecht desires to sell to Stanley, Fifteen Thousand (15,000) "post-split" shares of Common Stock, no par value (the "Shares"), of Premium Cigars International, Ltd. ("PCI") to be paid for in cash. "Post-split" refers to shares of PCI's Common Stock following PCI's 3:1 forward split on May 31, 1997.

         NOW  THEREFORE,   in  consideration   of  the  covenants,   agreements,
warranties and representations contained in this Agreement, the parties agree as follows:

         1. Agreement to Purchase. Subject to the terms and conditions set forth below, Stanley agrees to purchase from Lambrecht, and Lambrecht agrees to sell to Stanley the Shares for a cash payment of $5,000. The purchase and sale of the Shares shall be consummated at a closing (the "Closing") to occur on such date as Lambrecht and Stanley shall agree, but which date shall be no later than June 20, 1997. At the Closing, Stanley shall pay the purchase price to Lambrecht in immediately available funds. Upon receipt, Lambrecht shall surrender the Shares to Stanley with a duly executed stock power to effect the transfer to Stanley.

         2. Representations, Warranties and Covenants of Lambrecht. Lambrecht represents, warrants and covenants with Stanley as follows:

                  2.1. Lambrecht has full power and authority to enter into this Agreement and sell the Shares.

                  2.2. All statements made in this Agreement are true, correct and complete as of the date of this Agreement.

         3. Representations, Warranties and Covenants of Stanley. Stanley, represents and warrants to Lambrecht as follows:

                  3.1 I have such knowledge and experience that I am capable of evaluating the relative risks and merits of the purchase of the Shares.

                  3.2 The address set forth below for Stanley is my true and correct address.

                  3.3 The Shares I am purchasing are being acquired solely for my own account, for investment and are not being purchased with a view to or for their resale or distribution. In order to induce Lambrecht to sell the Shares to me, Lambrecht will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares by anyone but me.
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                  3.4 All  documents,  records and books relating to PCI and the
         Shares requested by me, including all pertinent records of PCI, financial and otherwise, have made available or delivered to me.

                  3.5 I have had an  opportunity to ask questions of and receive answers from Lambrecht and PCI's officers and representatives concerning PCI's affairs generally and the terms and conditions of my proposed purchase of the Shares.

                  3.6 My decisions regarding my purchase of the Shares is based primarily on what I understand of the concept of PCI's business (which understanding may be mistaken or flawed), and not on its assets, liabilities or results to date.

                  3.7  I  am  buying  the  Shares   based  solely  upon  my  own
         investigation and evaluation of PCI.

                  3.8 The Shares have not been registered under the Securities Act, nor have they been registered pursuant to the provisions of the securities or other laws of applicable jurisdictions.

         4. Exclusive Warranties. There are no agreements, warranties or representations, express or implied, except those that are expressly set forth herein. All agreements, representations and warranties contained in this Agreement speak as of the date of this Agreement and shall survive the consummation of the transactions contemplated hereby.

         5. Miscellaneous.

                  5.01 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Arizona.

                  5.02 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

                  5.03. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions will be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not effect the validity or enforceability of any such provision in any other jurisdiction to the extent that the remaining enforceable and valid provisions of this Agreement may be construed in a fashion and act independently of the invalid or unenforceable provisions to effectuate the intent of the parties as evidenced by this Agreement.
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                  5.04. Additional Documents. Stanley and Lambrecht hereby agree to execute such additional documents and to do such things as may be reasonably required by the other party to implement the purposes of this Agreement.

         The parties have executed this Agreement as of the date first set forth above.

"LAMBRECHT"                                  "STANLEY"




/s/ Steven A. Lambrecht                      /s/ James B. Stanley
-----------------------                      --------------------
Steven A. Lambrecht                          James B. Stanley

Address:                                     Address:
12072 North 118th Street                     4440 East Cortez Street
Scottsdale, Arizona 85259                    Phoenix, Arizona 85032
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